As filed with the Securities and Exchange Commission on October 9, 2015

Registration No. 333-205515

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 5

TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

__________________________________

OASMIA PHARMACEUTICAL AB

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Sweden	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Vallongatan 1

752 28 Uppsala, Sweden

+46 18 50 54 40

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue

New York, NY 10011

(212) 590-9330

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregory Sichenzia, Esq. Henry Nisser, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway New York, NY 10036 Telephone: (212) 930-9700 Facsimile: (212) 930-9725	Julian Aleksov Executive Chairman Oasmia Pharmaceutical AB Vallongatan 1 752 28 Uppsala, Sweden Telephone: +46 18 50 54 40 Facsimile: +46 18 51 08 73	Stephen E. Older, Esq. Rakesh Gopalan, Esq. McGuireWoods LLP 1345 Avenue of the Americas, 7th Floor New York, NY 10105 Tel: (212) 548-2100 Fax: (212) 548-2150

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

______________________________

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee
Ordinary Shares, par value SEK 0.10 per share, represented by American Depositary Shares (3)	$23,000,000	$2,672.60	(4)
Warrants to Purchase American Depositary Shares	- -	--	(5)
Ordinary Shares issuable upon exercise of Warrants represented by American Depositary Shares	$14,375,000	$1,670.38	(4)
Total Registration Fee	$37,375,000	$4,342.98	(4)

(1)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Includes securities that the underwriters have the option to purchase to cover over-allotments, if any.
(3)	American Depositary Shares issuable on deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (File No.: 333- 205841). Each American Depositary Share will represent three (3) ordinary shares.
(4)	Previously paid.
(5)	No registration fee required pursuant to Rule 457(g).

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 5 to Form F-1 is being filed solely for the purpose of filing certain exhibits to the Registration Statement on Form F-1. No change is being made to the prospectus constituting Part I of the Registration Statement or Items 6, 7 or 9 of Part II of the Registration Statement. Accordingly, Part I and Items 6, 7 and 9 of Part II have not been included herein.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Exhibits and Financial Statement Schedules.

Exhibit Number	Description of Exhibit

1.1(1)	Form of Underwriting Agreement.
3.1(2)	Articles of Association of Oasmia Pharmaceutical AB. Originally submitted as an exhibit to Exhibit 99.2 hereof.
4.1(3)	Form of Deposit Agreement among Oasmia Pharmaceutical AB, The Bank of New York Mellon, as the depositary bank and Owners and Holders of American Depositary Shares, including the form of American Depositary Receipt.
4.2(1)	Form of ADS Warrant Agent Agreement between Oasmia Pharmaceutical AB and The Bank of New York Mellon, and the Form of Warrant Certificate.
5.1(2)	Opinion of Setterwalls Advokatbyrå AB as to the validity of the securities being offered under the laws of Oasmia Pharmaceutical AB’s jurisdiction of organization.
10.1(2)	Lease, dated January 1, 2009.
10.2(2)	Lease, dated January 1, 2011.
10.3(2)	Lease, dated January 1, 2009.
10.4(2)	Lease, dated January 1, 2009.
10.5(2)	Lease, dated January 1, 2009.
10.6(2)	Lease, dated January 1, 2009.
10.7(2)	Distribution Agreement between Oasmia Pharmaceutical AB and Abbott Laboratories, dated July 8, 2009.
10.8(2)	First Amendment to Distribution Agreement between Oasmia Pharmaceutical AB and Abbott Laboratories, dated December 31, 2012.
10.9(2)	Development, Supply and Exclusive License Agreement between Oasmia Pharmaceutical AB and Nippon Zenyaku Kogyo Co. Ltd., dated April 21, 2010.
10.10(2)	Supply and Exclusive License Agreement between Oasmia Pharmaceutical AB and Medison Pharma, LTD, dated May 9, 2011.
10.11(2)	Non-Exclusive Toll Manufacturing Agreement between Oasmia Pharmaceutical AB and Syntagon AB, dated August 6, 2013.
10.12(2)	Credit Contract with Alceco International S.A.
10.13(2)	Simple Debt Letter with Nexttobe A. B. dated December 19, 2014.
10.14(2)	Loan Agreement with Nordea Bank A.B. dated December 17, 2014.
10.15(2)	Employment Contract with Anders Blom dated September 30, 2014.
10.16(2)	Employment Contract with Anders Lundin dated May 8, 2014.
10.17(2)	Employment Contract with Annette Ljungmark dated May 27, 2013.
10.18(2)	Employment Contract with Hans Sundin dated April 10, 2012.
10.19(2)	Employment Contract with John Cosby dated September 30, 2013.
10.20(2)	Employment Contract with Julian Aleksov dated January 4, 2001.
10.21(2)	Employment Contract with Margareta Eriksson dated September 30, 2013.
10.22(2)	Employment Contract with Mikael Asp dated September 30, 2013.
10.23(2)	Supply and Exclusive Marketing, Sales and Distribution Agreement between Oasmia Pharmaceutical AB and Joint Stock Company “Pharmasyntez,” dated February 1, 2013.
10.24(4)	Commercial Manufacturing and Supply Agreement between Baxter Oncology GmbH and Oasmia Pharmaceutical AB, dated February 16, 2011.
10.25(4)	Master Manufacturing Agreement between Baxter Oncology GmbH and Oasmia Pharmaceutical AB, dated April 25, 2014.
10.26(4)	First Addendum to the Master Manufacturing Agreement between Baxter Oncology GmbH and Oasmia Pharmaceutical AB, dated May 20, 2014.
10.27(2)	Lease, dated February 1, 2015.
10.28(2)	Lease, dated May 1, 2015.
10.29(2)	Zoetis, Inc. Termination Letter.
10.30(2)	Form of Stock Lending Agreement
21.1(2)	List of Subsidiaries. Originally submitted as an exhibit to Exhibit 99.2 hereof.
23.1(5)	Consent of Ernst & Young AB.
23.2(2)	Consent of Setterwalls Advokatbyrå AB (included in Exhibit 5.1).
24.1(2)	Powers of Attorney (included in this signature page to the Registration Statement on Form F-1/A).
99.1(2)	Registrant’s Application for Waiver of Requirements of Form 20-F, Item 8.A.4. Originally submitted as an exhibit to Exhibit 99.2 hereof.
99.2(2)	Registration Statement on Form F-1 confidentially submitted on May 30, 2014.
99.3(2)	Registration Statement on Form F-1/A confidentially submitted on April 28, 2015.
99.4(2)	Registration Statement on Form F-1/A confidentially submitted on June 12, 2015.
99.5(2)	Press release dated August 4, 2015.

(1)	Filed herewith.
(2)	Previously filed.
(3)	Incorporated by reference to the Registration Statement on Form F-6 on July 24, 2015 with the Securities and Exchange Commission with respect to ADSs representing ordinary shares prior to the effectiveness of this registration statement.
(4)	Confidential treatment is being sought for this agreement, which has been filed separately with the SEC. The confidential portions of this Exhibit have been omitted and are marked by an asterisk. Previously filed.
(5)	Filed as part of this registration statement on Form F-1 (Registration No. 333-205515) on September 25, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Uppsala, Sweden, on October 9, 2015.

OASMIA PHARMACEUTICAL AB

By: /s/ Julian Aleksov

Name: Julian Aleksov

Title: Executive Chairman of the Board

Signatures	Title	Date

/s/ Julian Aleksov	Executive Chairman of the Board of Directors	October 9, 2015
Julian Aleksov

/s/ Mikael Asp	Chief Executive Officer (Principal executive officer)	October 9, 2015
Mikael Asp

/s/ Anders Lundin	Chief Financial Officer (Principal financial and accounting officer)	October 9, 2015
Anders Lundin

*	Director	October 9, 2015
Hans Liljeblad

*	Director	October 9, 2015
Bo Cederstrand

*	Director	October 9, 2015
Horst Domdey

*	Director	October 9, 2015
Alexander Kotsinas

*	Director	October 9, 2015
Hans Sundin

*	Director	October 9, 2015
Lars Bergkvist

*By: /s/ Julian Aleksov

Julian Aleksov

Attorney-in-fact

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SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Oasmia Pharmaceutical AB has signed this registration statement or amendment thereto on October 9, 2015.

Sichenzia Ross Friedman Ference LLP
By:	/s/ Thomas Rose
Name: Thomas Rose
Title: Partner

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1(1)	Form of Underwriting Agreement.
3.1(2)	Articles of Association of Oasmia Pharmaceutical AB. Originally submitted as an exhibit to Exhibit 99.2 hereof.
4.1(3)	Form of Deposit Agreement among Oasmia Pharmaceutical AB, The Bank of New York Mellon, as the depositary bank and Owners and Holders of American Depositary Shares, including the form of American Depositary Receipt.
4.2(1)	Form of ADS Warrant Agent Agreement between Oasmia Pharmaceutical AB and The Bank of New York Mellon, and the Form of Warrant Certificate.
5.1(2)	Opinion of Setterwalls Advokatbyrå AB as to the validity of the securities being offered under the laws of Oasmia Pharmaceutical AB’s jurisdiction of organization.
10.1(2)	Lease, dated January 1, 2009.
10.2(2)	Lease, dated January 1, 2011.
10.3(2)	Lease, dated January 1, 2009.
10.4(2)	Lease, dated January 1, 2009.
10.5(2)	Lease, dated January 1, 2009.
10.6(2)	Lease, dated January 1, 2009.
10.7(2)	Distribution Agreement between Oasmia Pharmaceutical AB and Abbott Laboratories, dated July 8, 2009.
10.8(2)	First Amendment to Distribution Agreement between Oasmia Pharmaceutical AB and Abbott Laboratories, dated December 31, 2012.
10.9(2)	Development, Supply and Exclusive License Agreement between Oasmia Pharmaceutical AB and Nippon Zenyaku Kogyo Co. Ltd., dated April 21, 2010.
10.10(2)	Supply and Exclusive License Agreement between Oasmia Pharmaceutical AB and Medison Pharma, LTD, dated May 9, 2011.
10.11(2)	Non-Exclusive Toll Manufacturing Agreement between Oasmia Pharmaceutical AB and Syntagon AB, dated August 6, 2013.
10.12(2)	Credit Contract with Alceco International S.A.
10.13(2)	Simple Debt Letter with Nexttobe A. B. dated December 19, 2014.
10.14(2)	Loan Agreement with Nordea Bank A.B. dated December 17, 2014.
10.15(2)	Employment Contract with Anders Blom dated September 30, 2014.
10.16(2)	Employment Contract with Anders Lundin dated May 8, 2014.
10.17(2)	Employment Contract with Annette Ljungmark dated May 27, 2013.
10.18(2)	Employment Contract with Hans Sundin dated April 10, 2012.
10.19(2)	Employment Contract with John Cosby dated September 30, 2013.
10.20(2)	Employment Contract with Julian Aleksov dated January 4, 2001.
10.21(2)	Employment Contract with Margareta Eriksson dated September 30, 2013.
10.22(2)	Employment Contract with Mikael Asp dated September 30, 2013.
10.23(2)	Supply and Exclusive Marketing, Sales and Distribution Agreement between Oasmia Pharmaceutical AB and Joint Stock Company “Pharmasyntez,” dated February 1, 2013.
10.24(4)	Commercial Manufacturing and Supply Agreement between Baxter Oncology GmbH and Oasmia Pharmaceutical AB, dated February 16, 2011.
10.25(4)	Master Manufacturing Agreement between Baxter Oncology GmbH and Oasmia Pharmaceutical AB, dated April 25, 2014.
10.26(4)	First Addendum to the Master Manufacturing Agreement between Baxter Oncology GmbH and Oasmia Pharmaceutical AB, dated May 20, 2014.
10.27(2)	Lease, dated February 1, 2015.
10.28(2)	Lease, dated May 1, 2015.
10.29(2)	Zoetis, Inc. Termination Letter.
10.30(2)	Form of Stock Lending Agreement
21.1(2)	List of Subsidiaries. Originally submitted as an exhibit to Exhibit 99.2 hereof.
23.1(5)	Consent of Ernst & Young AB.
23.2(2)	Consent of Setterwalls Advokatbyrå AB (included in Exhibit 5.1).
24.1(2)	Powers of Attorney (included in this signature page to the Registration Statement on Form F-1/A).
99.1(2)	Registrant’s Application for Waiver of Requirements of Form 20-F, Item 8.A.4. Originally submitted as an exhibit to Exhibit 99.2 hereof.
99.2(2)	Registration Statement on Form F-1 confidentially submitted on May 30, 2014.
99.3(2)	Registration Statement on Form F-1/A confidentially submitted on April 28, 2015.
99.4(2)	Registration Statement on Form F-1/A confidentially submitted on June 12, 2015.
99.5(2)	Press release dated August 4, 2015.

(1)	Filed herewith.
(2)	Previously filed.
(3)	Incorporated by reference to the Registration Statement on Form F-6 on July 24, 2015 with the Securities and Exchange Commission with respect to ADSs representing ordinary shares prior to the effectiveness of this registration statement.
(4)	Confidential treatment is being sought for this agreement, which has been filed separately with the SEC. The confidential portions of this Exhibit have been omitted and are marked by an asterisk. Previously filed.
(5)	Filed as part of this registration statement on Form F-1 (Registration No. 333-205515) on September 25, 2015.

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